SALES AGENT AGREEMENT


     THIS SALES AGENT AGREEMENT (hereinafter "Agreement) is made and entered into this 10th day of May, 2001 (hereinafter "Effective Date") by and between Rare Telephony, Inc. with an office at 550 Broad Street, Newark, New Jersey 07172 (hereinafter "RARE") and Jamaica Call Centers Limited, with an office at Kingston Freezone, Kingston, Jamaica, W.I. (hereinafter "JCCL").

     WHEREAS RARE is engaged in retail telecommunications services and desires to engage JCCL as an independent contractor to sell said telecommunication services; and

     WHEREAS JCCL is engaged in the business of call center applications for a variety of companies throughout the world, and desires, for a commission, to engage in the sale of RARE's telecommunications services;

     NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained, the parties hereby agree as follows:

     1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

     a) "Services" means the telecommunications services that RARE provides.

     b) "Commission" means the amount that RARE agrees to pay JCCL pursuant to Paragraph 3 (entitled "Commissions.").

     c) "Customer" means a person who accepts RARE's Services as a result of JCCL's performance under this Agreement, and does not cancel RARE's Services within the thirty (30) day money-back guarantee period. Customer shall not include an individual who was an active customer of RARE prior to JCCL's submission of the person for RARE Services.

     2. Relationship of Parties. JCCL is an independent sales agent selling RARE's Services with no authority to neither act for or on behalf of RARE nor to bind RARE in any manner whatsoever, except as expressly granted herein. RARE will incur no obligation to employees or agents utilized by JCCL to attract Customers to RARE. Such individuals shall at all times remain employees or agents of JCCL. JCCL is responsible for all expenses and obligations incurred by it as a result of its efforts to solicit Customers for RARE. Commissions paid by RARE hereunder are paid in consideration for JCCL selling RARE Services.

     3. Commissions. a) RARE agrees to pay JCCL a one-time fee, as well as a residual ten percent (10%) net of customer rebates for switching to RARE's Services, as a monthly residual fee for RARE's Services, said residual fee is to be in relation to Customer's core monthly bill for RARE Services, exclusive of any taxes, credit card charges, etc. (hereinafter collectively "Commission" for each sale of RARE Services made by JCCL. Said one-time fee shall be either US Forty Dollars (US$40.00) or US Fifty-Five Dollars (US$55.00) depending on whether Customer agrees to RARE's one-time, up-front charge of US Sixty-Nine Dollars (US$69.00) or opts for RARE's monthly recurring charge of US Four
Dollars and Fifty Cents (US$4.50). JCCL shall continue to receive the ten percent (10%) residual fee net of customer rebates so long as Customer uses RARE's Services. b) RARE shall pay JCCL the one-time fee of US Forty Dollars (US$40.00) plus the ten percent (10%) Customer-based monthly residual fee net of customer rebates for any and all sales of RARE's Services made by JCCL when the Customer opts for RARE's monthly recurring charge of US Four Dollars and Fifty Cents (US$4.50). The ten percent (10%) Customer-based monthly residual fee shall take effect beginning with the second month that RARE bills Customer for its Services. c) RARE shall pay JCCL the one-time fee of US Fifty-Five Dollars (US$55.00) plus the ten percent (10%) Customer-based monthly residual fee net of customer rebates for any and all sales of RARE's Services made by JCCL when the Customer opts for RARE's one-time, up-front (rather than the monthly recurring charge) charge of US Sixty-Nine Dollars (US$69.00). The ten percent (10%) Customer-based residual fee shall take effect beginning with the second month that RARE bills Customer for its Services.

     4. Representations and Warranties Each party shall perform its obligations under this Agreement in a legal, ethical and professional manner. Neither party shall commit any act which would reflect unfavorably on the other. Neither party shall misrepresent RARE's prices or Service. Each party shall require its respective employees to comply with all of the provisions of this Agreement.

     5. Confidentiality; Trade Secrets Neither party, nor its officers, directors, agents, or employees, shall disclose the terms of this Agreement to any third party without the prior express written consent of the other party, except as may be required by law. JCCL shall not sell, release, or otherwise identify Customers as customers of RARE, or disclose the identities, including, but not limited to, the name, address and telephone number of the persons or entities it solicits as customers or any trade secrets of RARE to any third party at any time.

     6. Term and Termination a) Except as otherwise provided herein, this Agreement is for an initial term of three (3) years from the Effective Date. This Agreement shall then automatically renew for successive one (1) year periods. This Agreement shall remain in full force and effect until or unless terminated by either party upon sixty (60) days prior written notice. b) Upon the occurrence and continuation of any of the following events of default, the non-defaulting party shall have the right to cancel and terminate this Agreement upon ten (10) days prior written notice to the defaulting party: (i) the insolvency of either party or the institution of voluntary or involuntary proceedings in bankruptcy or any other insolvency law, or any arrangement with creditors of corporate reorganization or receivership or dissolution of either party; or (ii) material breach of this or any other Agreement between RARE and JCCL after notice thereof and failure of the breaching party to remedy such breach within thirty (30) days of reception of such notice if such breach is capable of being remedied. c) Upon the occurrence and continuation of any of the following events of default, JCCL shall have the right to cancel and terminate this Agreement upon ten (10) days prior written notice to RARE: (i) any significant change in the management of RARE effected without JCCL's prior written consent; (ii) any civil judgment against, or the filing of criminal charges against, or the conviction of RARE or any officer, director, or major stockholder of RARE; or (iii) any significant change in the ownership or assignment of RARE or the Agreement without a fully executed consent of assignment from JCCL.

     7.  Liability  of  Parties  IN NO EVENT  SHALL  EITHER  PARTY BE LIABLE FOR
SPECIAL, INDIRECT, INCIDENTAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES, OR LOSS OF PROFITS, ARISING FROM THE BUSINESS UNDER THIS AGREEMENT.

     8. Dispute Resolution In the case of any disputes under this Agreement, the parties shall first attempt in good faith to resolve their dispute informally, or by means of commercial mediation, without the necessity of a formal proceeding. Should a formal proceeding be necessary, jurisdiction shall be in the state of New Jersey, without regard to its choice of law provisions.

     9. Indemnification Each party shall indemnify, defend, and hold harmless the other party from and against any and all liabilities (including reasonable attorney fees) resulting from the actions of the indemnifying party (or its employees or agents) hereunder. This indemnification shall include, but not be limited to, breach of any provision in this Agreement, misrepresentation of RARE's Services or prices, and unauthorized or illegal acts of the indemnifying party, its employees or agents.

     10. Force Majeure Neither party shall be liable for failure to perform its obligations hereunder due to causes beyond its control, including but not limited to, acts of God; fire, flood, or other catastrophes; any law, order, regulation, or request of any government, or of any civil or military authority; national emergencies, insurrections, riots, wars, strikes, lock-outs, work stoppages, or other labor difficulties.

11.      Notices and Inquiries
         All notices and inquiries shall be addressed to the parties as forth below:
         If to RARE:                                 If to JCCL:
         RARE Telephony, Inc.               Jamaica Call Centers Limited
         Attn:  Anthony DeJesus             Attn:  Dennis Atiyeh
         550 Broad Street                   1 Mangrove Way, DEB#2
         3RD Floor                           Montego Bay  Freezone
         Newark, NJ 07172                   Montego Bay, Jamaica

     12. Miscellaneous a) If any provision of this Agreement is held invalid, illegal, or unenforceable in any respect, such provision shall be treated as severable, leaving the remaining provisions unimpaired, provided that such does not materially prejudice either party in their respective rights and obligations contained in the valid provisions, covenants, or conditions. b) The failure of either party to require the performance of any of the terms of this Agreement or the waiver by either party of any default under this Agreement shall not prevent a subsequent enforcement of such term, nor be deemed a waiver of any subsequent breach. c) This Agreement may not be modified, supplemented or amended except upon the execution and delivery of a written agreement signed by both parties.
d) Both parties warrant and represent that each has the full authority to perform its obligations under this Agreement and that the person executing this Agreement has the authority to bind it. e) This Agreement constitutes the final and full terms of understanding between the parties and supersedes all previous agreements, understandings, negotiations, and promises, whether written or oral, between the parties with respect to the subject matter hereof, except as provided herein.

     IN WITNESS WHEREOF, the parties agree that the effective date of this Sales Agent Agreement is the date listed hereunder upon execution of all parties. Each party warrants that it has caused this Agreement to be signed and delivered by its duly authorized representative. A facsimile signature shall be legal and binding just as if executed in person with all parties hereto present.

     EXECUTED BY:
/s/   Anthony F. DeJesus   5/10/01          /s/ Dennis Atiyeh        5/10/01
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     Rare Telephony, Inc.   Dated           Jamaica Call Centers Ltd.   Dated